STRATEGIC DENTAL MANAGEMENT
                          Contractual Agreement

This Contract (the "Agreement") is made between Strategic Dental
Management, with its principal place of business at 1525 N. 67th Street, Mesa, AZ 85205 and SofTouch Dental Care, LLC ("Client") with its principal place of business at 1496 N. Higley Road, Suite 104, Gilbert, AZ 85234

WHEREAS, the Client deems it useful and in the best interest of the Client to have the benefit of Strategic Dental Management's services and experience; and

WHEREAS, Strategic Dental Management has indicated its willingness to provide its services and experiences as business management providers and advisors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. TERM AND PURPOSE

Client agrees to hire Strategic Dental Management as an independent contractor and Strategic Dental Management hereby accepts employment as an independent contractor for a 24 (twenty-four) month term. The Agreement will commence on Jan 15, 2010 and will remain in effect for a 24 (twenty-four) month term. The Agreement will automatically renew for an additional 24 (twenty-four) months unless either the Client, or Strategic Dental Management notifies the other in writing at least 60 days prior to the contract anniversary date of their decision to terminate the Agreement.

2. DUTIES

A. STRATEGIC DENTAL MANAGEMENT: Strategic Dental Management shall provide regular on-site business and management services as they deem necessary for the term of this agreement. Strategic Dental Management shall also provide regular telephone and email communications to Client. See Attachment 1 for a complete list of duties.

B. CLIENT: Client agrees that, in order to achieve optimum results from the services provided by Strategic Dental Management, he will assist with the procedures, training, and management information provided by Strategic Dental Management. Client agrees to abide by all reasonable and necessary suggestions, activities, and improvements suggested by Strategic Dental Management during the term of this agreement.

3. COMPENSATION

During the term of this agreement, Client shall pay to Strategic Dental Management, $100 per hour which is due on the last day of each month.

4. TERMINATION





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The parties hereby agree that this Agreement may be terminated by either party without cause following 30 days notice during the first 3 (three) months of this Agreement. Client shall be required to pay Strategic Dental Management within 15 days of the end of the month following the termination of this Agreement. Strategic Dental Management shall be compensated for partial months on a pro-rated basis.

5. MODIFICATION

Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party.

6. CHOICE OF LAW

It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all arbitrations, suits and special proceedings under this Agreement, be construed in accordance with and under and pursuant to the laws of the State of Arizona and that, in any action, arbitration, special proceeding or other proceeding that may be brought arising of, in connection with, or by reason of this Agreement, the laws of the State of Arizona shall be applicable and shall govern to the exclusion of the law of any other forum.

7. COMPLETE AGREEMENT

This Agreement contains the complete agreement concerning the arrangement between the parties.

8. INDEMNIFICATION

Client shall indemnify Strategic Dental Management against any and all expenses, including amounts paid upon judgments, counsel fees, environmental penalties and fines and amounts paid in settlement (before or after suit is commenced), incurred by Strategic Dental Management in connection with its defense or settlement of any claim, action, suite or proceeding in which it is made a party or which may be asserted against it by reason of the performance of its duties in this Agreement except as detailed below.

9. INDEPENDENT CONTRACTOR

The parties expressly intend and agree that Strategic Dental Management is acting as an independent contractor and not as an employee of Client. Strategic Dental Management understands and agrees that it shall not be entitled to any of the rights and privileges established for Client's employees (if any), including by not limited to the following: retirement benefits, medical insurance coverage, disability insurance coverage, severance pay benefits, paid vacation and sick pay, overtime pay, or any of them. Strategic Dental Management understands and agrees that client will not pay or withhold from the compensation paid to Strategic Dental Management pursuant to the Agreement any sums customarily paid or withheld for or on behalf of employees for income tax, unemployment insurance, social security, workers' compensation or

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any other withholding tax, insurance, or payment pursuant to any law or governmental requirement, and all such payments as may be required by law are the sole responsibility of Strategic Dental Management. This Agreement shall not be construed as a partnership agreement.

10. OWNERSHIP OF WORK PRODUCT

The parties hereby agree that Strategic Dental Management shall own and retain right, title and interest in and to all inventions, discoveries, improvements, ideas, formulas, systems and related documentation and other works of authorship (herein referred to as "Intellectual property"), whether or not patentable, copyrightable, or entitled to or eligible for other forms of protection which before or during the term of this Agreement, Strategic Dental Management may create, develop, write or conceive.

11. ARBITRATION OF DISPUTES

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association venued in the State of Arizona. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

In witness whereof, each party to this Agreement has caused it to be executed at each others place of business on the date indicated below.

CLIENT                         STRATEGIC DENTAL MANAGEMENT
/s/SofTouch Dental             /s/Brian Ray
------------------------       -------------------------
SofTouch Dental                Brian Ray
                               /s/John Lundgreen
                               -------------------------
                               John Lundgreen

1-15-2010                      1-15-2010
------------------------       -------------------------
Date                           Date



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Attachment 1

Accounting
1. Review books regularly
2. Monthly reconciling of books (in conjunction with accountant)
3. Print and analyze monthly reports
4. Payroll review
5. Set up electronic bill paying
6. Set up credit card payments for maximum rewards
7. Accounting analysis
  a. Reading and understanding a profit and loss report
8. Managing expenses
  a. Measuring overhead/expenses relative to industry standards
9. Review with Dr. all relative reports and practice standings on monthly basis

Training
1. Team training and development
2. Role playing
3. Effective treatment planning/presentation
4. Telephone protocol
5. New patient protocol
6. Patient retention
7. Increase production
     a. Front office roles
     b. Back office roles
8. Personal motivators
9. Trust transfers
10. Better leveraging of hygiene visits for increased production
11. Intraoral camera techniques
12. Reducing cancellations

Human Resources
1. Staff recruitment and hiring
2. Performance evaluations
3. Promotions
4. Redundancy
5. Employee relations
6. Compensation, pensions, bonuses etc in conjunction with payroll
7. Addressing personal problems when necessary
8. Developing job descriptions
9. Developing a personnel policy manual

Technology
1. Computer system review
2. Update system as needed
3. Redundant backups
4. Leveraging available technology for greater efficiency
5. Website assistance

Measurements and benchmarks
1. Measuring effectiveness of treatment coordinator(s)
  a. Tracking actual treatment acceptance
2. Measuring success of hygienist
3. Effective recall systems



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4. Production per hour
5. Scheduling
6. Practice analysis

Cash Flow
1. Managing accounts receivables
2. Reducing AR collection times (current, 30, 60, 90, over 90)
3. Billing procedures
4. Maximizing insurance benefits
5. Effective insurance filing procedures
6. Negotiating higher fee schedules with insurance companies
7. Establishing financial policies that lead to greater case acceptance
  a. Increasing % of patients that prepay
  b. Financial arrangement scripts